UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2005

CHINA MOBILITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-26559
(Commission File Number)

330-751560
(I.R.S. Employer Identification No.)

900-789 West Pender Street, Vancouver, B.C., Canada V6C 1H2
(Address of Principal Executive Offices) (Zip Code)

(604) 632-9638
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Mobility Solutions, Inc., a Florida corporation (the "Registrant"), in connection with the items set forth below.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that it appointed Mr. Bryan D. Ellis as a Director on December 8, 2005. Mr. Ellis will serve as an independent director of the Registrant.

Mr. Ellis received both his Bachelor's Degree and Master's Degree in International Relations from Johns Hopkins University, and received an executive business school diploma from Harvard Business School. Currently he is General Manager of the Bertelsmann Book Club in Shanghai, China. Before joining Bertelsmann, Mr. Ellis worked as a consultant for McKinsey & Company in their New York City office for a period of three years.

There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Ellis had or is to have a direct or indirect material interest in excess of $60,000. In addition, the Registrant has not named, nor does it expect to name at the time of this disclosure, Mr. Ellis to any committees of the Board of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC.

Dated: December 8, 2005	By:	/s/ XiaoQing Du
XiaoQing Du President

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